UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 2, 2005

(Date of earliest event reported): July 29, 2005

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On July 29, 2005, Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), issued $400 million in aggregate principal amount of its 5.65% Senior Notes due 2012 (the “Notes”). All of the Partnership’s obligations under the Notes are fully and unconditionally guaranteed on an unsubordinated, unsecured basis by La Grange Acquisition, L.P. and substantially all of the direct and indirect wholly-owned subsidiaries of La Grange Acquisition, L.P. (the “Subsidiary Guarantors”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), but the Partnership and the Subsidiary Guarantors have agreed to use their respective reasonable efforts to file a registration statement pursuant to which they will offer to exchange the Notes for substantially similar notes (except that additional interest provisions and transfer restrictions pertaining to the Notes will be deleted). If the Partnership fails to cause the registration statement relating to the exchange offer to become effective within specified time periods, the Partnership will be required to pay additional interest on the Notes until a registration statement is declared effective.

The Notes were issued pursuant to an indenture, dated as of January 18, 2005, among the Partnership, the Subsidiary Guarantors and Wachovia Bank, National Association, as Trustee (the “Trustee”), as amended by the Third Supplemental Indenture, dated as of July 29, 2005, among the Partnership, the Subsidiary Guarantors and the Trustee (as amended and supplemented, the “Indenture”). The description of the material terms of the Indenture governing the Notes included in Item 2.03 of this Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed above, on July 29, 2005, the Partnership completed its offering of $400 million in aggregate principal amount of Notes, which are unconditionally guaranteed on an unsubordinated, unsecured basis by the Subsidiary Guarantors. The Notes were sold in the United States only to accredited investors pursuant to an exemption from registration under the Securities Act, and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

Interest on the Notes will accrue from July 29, 2005, and the Partnership will pay interest semi-annually on February 1 and August 1 of each year, beginning February 1, 2006, until the Notes mature on August 1, 2012. The Partnership may redeem some or all of the Notes at any time or from time to time pursuant to the terms of the Indenture.

The covenants contained in the Indenture with respect to the Notes are substantially identical to the covenants in the Indenture with respect to the Partnership’s 5.95% Senior Notes due 2015. These covenants limit the ability of the Partnership and its subsidiaries to, among other things, create liens, enter into sale-leaseback transactions, sell assets or merge with other entities. The Indenture does not restrict the Partnership or its subsidiaries from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming its equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provisions that would require the Partnership to repurchase or redeem or otherwise modify the terms of the Notes upon a change in control or other events involving the Partnership. Events of default under the Indenture include (i) a default in the payment of principal of the Notes or, following a period of 30 days, of interest, (ii) a breach of the Partnership’s covenants or warranties under the Indenture or the Subsidiary Guarantors’ under their respective guarantees, (iii) certain events of bankruptcy, insolvency or liquidation involving the Partnership or the Subsidiary Guarantors and (iv) any payment default or acceleration of indebtedness of the Partnership or any Subsidiary Guarantor if the total amount of such indebtedness unpaid or accelerated exceeds $25 million.

The Partnership intends to use the net proceeds from the issuance of the Notes to repay outstanding borrowings under the Partnership’s revolving credit facility, to pay fees and expenses relating to the issuance of the Notes, to finance recently announced construction projects and for general partnership purposes.

The descriptions set forth above in Item 1.01 and this Item 2.03 are qualified in their entirety by the Indenture and the Registration Rights Agreement, which are incorporated by reference herein. Copies of the Third Supplemental Indenture and the Registration Rights Agreement are filed as exhibits to this report.

Item 8.01	Other Events.

On July 29, 2005, the Partnership completed its registered exchange offer for all of its outstanding 5.95% Senior Notes due 2015. In the exchange offer, the Partnership offered to exchange newly issued 5.95% Senior Notes due 2015, which have been registered under the Securities Act (the “New Notes”), for a like amount of 5.95% Senior Notes due 2015, which had not been registered under the Securities Act (the “Old Notes”). As of the settlement of the exchange offer, the Partnership issued $750,000,000 principal amount of New Notes in exchange for $750,000,000 principal amount of Old Notes, representing 100% of the outstanding Old Notes.

On August 1, 2005, the Partnership issued a press release relating to the closing of the sale of the Notes and of the completion of its registered exchange offer. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number 4.1 - Third Supplemental Indenture dated July 29, 2005, among the Partnership, the Subsidiary Guarantors and Wachovia Bank, National Association, as Trustee.

Exhibit Number 4.2 - Registration Rights Agreement dated July 29, 2005, among the Partnership, the Subsidiary Guarantors and the initial purchasers party thereto.

Exhibit Number 99.1 - Press Release dated August 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., General Partner
	By:	Energy Transfer Partners, L.L.C., General Partner

Date: August 2, 2005	By:	/s/ RAY C. DAVIS
Ray C. Davis
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

	By:	/s/ KELCY L. WARREN
Kelcy L. Warren
Co-Chief Executive Officer and officer duly authorized to sign on behalf of the registrant

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Supplemental Indenture dated July 29, 2005, among the Partnership, the Subsidiary Guarantors and Wachovia Bank, National Association, as Trustee.

4.2	Registration Rights Agreement dated July 29, 2005, among the Partnership, the Subsidiary Guarantors and the initial purchasers party thereto.

99.1	Press Release dated August 1, 2005